UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

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LANDSEA HOMES CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-38545	82-2196021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Newport Center Drive, Suite 300 Newport Beach, California		92660
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 345-8080

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	LSEA	The Nasdaq Capital Market
Warrants exercisable for Common Stock	LSEAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 8, 2022, Landsea Homes Corporation (the “Company”) held its 2022 annual meeting of stockholders
(the “2022 Annual Meeting”). At the 2022 Annual Meeting, stockholders approved the election of the nine nominees named in the proxy statement to serve as directors until the Company’s next annual meeting of stockholders or until their successors have been duly elected and qualified.

Set forth below are the votes cast for, against, or withheld, as well as the number of abstentions and broker non-votes, as to the single item of business at the 2022 Annual Meeting:

(1) To Elect Nine Nominees for Director to Hold Office Until the Next Annual Meeting of Stockholders or Until Their Successors are Duly Elected and Qualified

Director Nominee	For	Withheld	Broker Non-Votes
Ming (Martin) Tian	37,942,409	2,659,264	3,426,739
John Ho	38,864,714	1,736,959	3,426,739
Qin (Joanna) Zhou	38,211,447	2,390,226	3,426,739
Bruce Frank	38,977,889	1,623,784	3,426,739
Thomas J. Hartfield	36,652,061	3,949,612	3,426,739
Robert Miller	38,981,750	1,619,923	3,426,739
Elias Farhat	40,284,718	316,955	3,426,739
Susan Lattmann	40,342,295	259,378	3,426,739
Mollie Fadule	40,342,290	259,383	3,426,739

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSEA HOMES CORPORATION

Date: June 9, 2022	By:	/s/ Franco Tenerelli
Name: Franco Tenerelli
Title: Executive Vice President, Chief Legal Officer and Secretary